Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-35199, 333-36473, and 333-47523 of Fred Meyer, Inc., all on Form S-8, and
Registration Statement Nos. 333-44537, 333-46835, and 333-56637 of Fred Meyer, Inc. on Form S-3, of our report dated March 23, 1998 on the consolidated financial statements of Fred Meyer, Inc., included in the Current Report on Form 8-K/A dated March 9, 1998 of Fred Meyer, Inc.


DELOITTE & TOUCHE LLP

Portland, Oregon
November 5, 1998